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EXHIBIT 99.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER


         Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Timothy E. Kullman, the Chief Financial Officer of PETsMART, Inc. (the "Company"), hereby certifies that, to the best of his knowledge:

         1. The Company's Quarterly Report on Form 10-Q for the thirteen-week period ended August 4, 2002, to which this Certification is attached as Exhibit 99.2 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated:   September 16, 2002

/s/ Timothy E. Kullman
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Timothy E. Kullman

Chief Financial Officer